UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2007

TRX, INC.

(Exact Name Of Registrant As Specified In Charter)

Georgia	000-51478	58-2502748
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6 West Druid Hills Drive

Atlanta, Georgia 30329

(Address of principal executive offices, including zip code)

(404) 929-6100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 1, 2007, TRX, Inc. (the “Company”) notified The Nasdaq Stock Market, Inc. (“Nasdaq”) that the Company was no longer in compliance with Nasdaq Marketplace Rule 4350(d)(2)(A) due to a vacancy on the Audit Committee of the Board of Directors (the “Board”) created by the decision of Michael W. Gunn, an independent Audit Committee member, not to stand for re-election to the Board at the Annual Meeting of Shareholders held on May 1, 2007. As a result, the Company’s Audit Committee consisted of only two independent directors. Nasdaq Marketplace Rule 4350(d)(2)(A) requires each listed company to have an audit committee of at least three “independent directors,” as defined by Nasdaq.

Nasdaq Marketplace Rule 4350(d)(4)(B) provides that, if a listed company fails to comply with the audit committee composition requirement under Rule 4350(d)(2)(A) due to one vacancy on the audit committee, the company will have until the earlier of the next annual meeting of shareholders or one year from the occurrence of the event that caused the failure to comply with this requirement; provided, however, that if the annual meeting of shareholders occurs no later than 180 days following the event that caused the vacancy, the company instead will have 180 days from such event to regain compliance.

On May 1, 2007, the Board approved the appointment of Johan G. (“Joop”) Drechsel, a non-independent member of the Board, to the Audit Committee, effective May 1, 2007, to temporarily fill the vacancy created by Mr. Gunn’s resignation until an independent member could be found. On May 7, 2007, as expected, the Company received a letter from Nasdaq notifying the Company that the Company does not meet the audit committee requirements for continued listing on Nasdaq under Marketplace Rule 4350(d)(2). Nasdaq’s letter further advises the Company that due to the fact that Mr. Drechsel does not meet criteria set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, the Company is not eligible for the cure period set forth in Nasdaq Marketplace Rule 4350(d)(4)(B).

In response to Nasdaq’s letter, the Company intends to remove Mr. Drechsel from the Audit Committee, at which point the Company will again be eligible for the cure period provided in Nasdaq Marketplace Rule 4350(d)(4)(B). The Company continues its search for a director who meets the requirements of both the Nasdaq listing standards and the regulations of the Securities and Exchange Commission for service on the Company’s Audit Committee, and intends to regain compliance with the audit committee requirements within the cure period allowed by Nasdaq.

A copy of the press release relating to these matters is attached as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description of Exhibit

99.1	Press Release of TRX, Inc. dated May 7, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRX, INC.
(Registrant)

Date: May 7, 2007	/s/ David D. Cathcart
David D. Cathcart Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release of TRX, Inc. dated May 7, 2007.